PRESS RELEASE

Bitzio Announces Exclusive Distribution Agreement with E-Motion Apparel,
Management Changes, and Completion of Institutional Financing

Platform Distribution Agreement and New Financing Position Company to Capitalize on Fast Growing Fashion Brands

Los Angeles, CA – November 21, 2013 – Bitzio, Inc. (OTCQB: BTZO) is pleased to announce the evolution of its corporate strategy culminating in the following corporate transactions:

●	Entered into an exclusive distribution agreement with E-Motion Apparel

●	Appointed Gordon McDougall as CEO and Marilu Brassington as CFO

●	Secured $500k in equity financing from an institutional investor

●	Restructured existing senior secured debentures through December 2015

Until recently, Bitzio focused its efforts on its mobile app development business, leveraging celebrity and athlete followings. With its learnings from the celebrity market, coupled with fashion and apparel business prospects sourced by management, Bitzio has shifted its focus to fashion, and adopted a unique Los Angeles based apparel brand incubation model. To drive the model forward, Bitzio has engaged industry veterans Gordon McDougall and Marilu Brassington as CEO and CFO, respectively, and they will join Hubert Blanchette on the Bitzio board of directors.

“During our time developing mobile app strategies, we were given the opportunity to work closely with celebrities and influencers that were highly integrated into the fashion industry,” commented Gordon McDougall, original founder of and newly appointed Chief Executive Officer of Bitzio. “As we learned the fashion and apparel business, we were made aware of the large number of small niche apparel brands that were stuck in the funding gap – too small for institutional investment, and tapped out of founder funds. It’s this space where we recognized true opportunity to build a business around serving and developing these businesses by contributing capital, marketing resources, distribution relationships, and shared overhead to unlock the value of these compelling apparel brands. Our first addition to the platform is E-Motion Apparel, a women’s brand that we believe is poised for significant growth.”

On November 18, 2013, Bitzio entered into an exclusive distribution agreement with E-Motion Apparel, Inc. (“E-Motion”), a women’s casual lifestyle apparel brand based in Los Angeles. E-Motion blurs the lines between function and art with its use of modern tie-dye designs that are fashionable, comfortable and versatile. E-Motion has grown from doing house parties and distribution in one or two high-end stores, to being in over 70 doors across the country from California to Florida. E-Motion has been featured on the cover of fashion magazines and already has a celebrity following including Julie Bowen and Adrian Maloof.

Marilu Brassington, Chief Executive Officer of E-Motion Apparel and newly appointed Chief Financial Officer of Bitzio, commented, “Although E-Motion has experienced rapid growth since inception, our business has been held back by a lack of capital, having to forge our own distribution and retail relationships, and operating a small business. We are thrilled to join the Bitzio platform to accelerate our growth not only through solving these issues, but also because of the dynamic team that Bitzio has assembled to assist in our development.”

Concurrent with the distribution agreement with E-Motion Apparel, Bitzio entered into an agreement with an institutional investor for a $500,000 investment into the Company’s Series B Preferred Shares. In addition, Bitzio repaid certain unsecured convertible indebtedness and restructured its senior secured notes into long term debentures maturing in December 2015.

About Bitzio, Inc.

Bitzio, Inc. (OTCQB: BTZO) started as a mobile app development business leveraging celebrity and athlete followings. With its learnings from the celebrity market, in mid 2013 Bitzio shifted its focus to fashion, and adopted an innovative apparel incubation model. Uniquely qualified to identify promising apparel brands, Bitzio plans to accelerate these emerging brands by providing access to capital and applying Bitzio’s extensive industry experience to the project of optimizing each brand’s operations and developing its manufacturing and distribution channels. Bitzio is based in Los Angeles, California.

For Investor and Media Inquiries:
Investor Relations
Bitzio, Inc.
Email: info@bitzio.com

Forward Looking Statements

This news release contains forward-looking statements. The terms and phrases “expects”, “would”, “will”, “believes”, and similar terms and phrases are intended to identify these forward-looking statements.  Forward-looking statements are based on estimates and assumptions made by Bitzio in light of its experience and its perception of current conditions and expected future developments, as well as other factors that Bitzio believes are appropriate in the circumstances.  Many factors could cause Bitzio’s actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements.  Certain risk factors that may cause actual results to differ are set forth in Bitzio’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (which may be obtained at www.sec.gov). These factors should be considered carefully, and readers should not place undue reliance on Bitzio’s forward-looking statements. Bitzio has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.